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Exhibit 10(ggg)

AMENDMENT NUMBER ONE
TO
THE ALPINE GROUP, INC.
SENIOR EXECUTIVE RETIREMENT PLAN
(Amended and Restated as of January 1, 2001)

        WHEREAS, The Alpine Group, Inc. (the "Company") maintains The Alpine Group, Inc. Senior Executive Retirement Plan (Amended and Restated as of January 1, 2001) (the "Plan");

        WHEREAS, pursuant to Article 7 of the Plan, the Company may at any time amend the Plan; and

        WHEREAS, the Company desires to amend the Plan.

        NOW, THEREFORE, pursuant to Article 7 of the Plan, the Plan is hereby amended, effective as of November 30, 2001, as follows:

        1.    A new Section 1.4 is added to the Plan to read as follows:

  "1.4    Mandatory Distributions.    Participants in the Plan who (i) are either (x) current active employees of the Company or (y) current active employees of Superior TeleCom, Inc. who were previously directly employed by the Company (and not a subsidiary thereof) and (ii) have completed at least eight full years of actual service with the Company as of December 1, 2001 shall receive a lump sum cash distribution from the Plan equal to the present value of the benefit under the Plan (less applicable withholding), as previously determined by Arthur Andersen LLP, on or about January    , 2002. Any Participant who receives a distribution under this Section 1.4 shall cease to be eligible to participate in the Plan on and after the date of distribution."

        2.    A new Section 5.5 is added to the Plan to read as follows:

  "5.5    Lump Sum Election.

          (a)  Notwithstanding anything herein to the contrary, a Participant in respect of whom the Company has made a contribution to a grantor trust in accordance with Section 8.3 may irrevocably elect in writing at any time (and from time to time) prior to the commencement of benefits under Section 5.1 or 5.2 (on a form provided by the Committee for such purpose) to receive all or a portion of the present value of the frozen accrued benefit under the SERP, as previously determined by Arthur Andersen LLP, for any reason or no reason, and to receive any balance of such frozen accrued benefit in the form provided under Section 5.3; provided that such election will not be effective until a date that is six months after the date on which a participant makes such election. In the event that a Participant elects to receive a lump sum payment in accordance with this Section 5.5, the Participant's Normal Retirement Benefit or Early Retirement Benefit, as applicable, will be recalculated to reflect such distribution.

          (b)  In the event that a Participant who has made an election pursuant to Section 5.5(a) dies while employed by the Company and such death occurs during the one-year period immediately following the date on which the election was made, the one-year period requirement in Section 5.5(a) shall be deemed satisfied with respect to such Participant.

          (c)  Any lump sum distribution pursuant to this Section 5.5 shall be offset first against the portion of a Participant's frozen accrued benefit that has been funded through a Participant's separate account and then against the remaining value of a Participant's frozen accrued benefit (other than that portion represented by the separate account)."

        3.    A new Section 5.6 is added to the Plan to read as follows:

  "5.6    Calculation of Benefits.    Notwithstanding anything herein to the contrary, in the event that a Participant receives a benefit under Article V hereof, the Participant's benefit shall reflect any prior election to receive all or a portion of the present value of the frozen accrued benefit under the SERP in accordance with Section 5.5 and shall reflect any earnings credited to a Participant's separate account in accordance with Section 9.2(b) to the extent not theretofore distributed."

        4.    A new Article 9 is added to the Plan to read as follows:

  "Article 9.    Separate Account.

  9.1    Establishment of Separate Account.    In the event that the Company makes a contribution to a grantor trust under this Plan in accordance with Section 8.3, then such amounts shall be credited to a separate account for each Participant, as determined by the Committee in its sole discretion, and the provisions of this Article 9 shall apply. A Participant's separate account shall be fully vested at all times, including any earnings credited thereto in accordance with Section 9.2.

  9.2    Additions to Separate Account.    (a) The measuring alternative used for the measurement of earnings on the amounts in a Participant's separate account shall be selected by the Committee, unless the Committee decides in its sole discretion to allow each Participant to select in writing, on a form prescribed by the Committee, from among the various measuring alternatives offered by the Committee. In the event that various measuring alternatives are made available, each Participant may change the selection of his or her measuring alternative as of the beginning of any calendar quarter (or at such other times and in such manner as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as may be established by the Committee. In the event that various measuring alternatives are made available and the Participant does not make any selection, the measuring alternative used for the measurement of Earnings on the amounts in a Participant's separate account shall be a money market or similar type of investment vehicle selected by the Committee in its sole discretion (which, in the first instance, will be the UBS/PaineWebber RMA Money Market Portfolio). Notwithstanding anything herein to the contrary, in the event that the Company makes a contribution to a grantor trust under the Plan, then (x) a Participant can direct that such funds be invested in investments in addition to the measuring alternatives offered by the Committee and (y) such amounts shall be invested in a manner determined by the trustee, as directed by the Participant, subject to the trustee's ultimate authority to control the investment of such funds.

          (b)  The Committee shall credit the earnings computed under this Section 9.2 to the balance in each Participant's separate account as of the last business day of each calendar quarter, or such other dates as are selected by the Committee, in its sole discretion, at a rate equal to the performance of the measuring alternative selected by the Committee for the calendar quarter (or such other applicable period) or, if the Committee allows each Participant to select from among various measuring alternatives or to select investments beyond the measuring alternatives, at a rate equal to the performance of the measuring alternative or such other investment selected by the Participant for the calendar quarter (or such other applicable period) to which such selection relates. Notwithstanding the foregoing, the Committee may, in its sole discretion, pay to a Participant, as soon as practicable following the last business day of each calendar quarter, the earnings credited to a Participant's separate account during such calendar quarter pursuant to this Section 9.2. In the event that the Participant directs the investment of the separate account among the measuring alternatives offered by the Committee or selects investments beyond the measuring alternatives offered by the Committee, the Committee or the Company shall not be responsible for losses resulting from such investments.

          (c)  The Committee may, in its sole discretion, establish rules and procedures for the crediting of earnings and the election of measuring alternatives pursuant to this Section 9.2.

  9.2    Separate Account Reductions.    The Company shall reduce a Participant's separate account in the amount of any payment (including any distribution of earnings) from such Participant's separate account."

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  Exhibit 10(ggg)
AMENDMENT NUMBER ONE TO THE ALPINE GROUP, INC. SENIOR EXECUTIVE RETIREMENT PLAN (Amended and Restated as of January 1, 2001)